UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     February 21, 2008

BIO-PATH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

333-105075	87-0652870
(Commission File Number)	(IRS Employer Identification No.)

3293 Harrison Blvd., Ste. 230, Ogden, UT	84403
(Address of Principal Executive Offices)	(Zip Code)

801-399-5500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes  In Registrant’s Certifying Accountant

On February 14, 2008, Bio-Path Holdings, Inc. (fka Ogden Golf Co. Corporation) acquired Bio-Path, Inc in a merger transaction.  Such transaction is further described in a Form 8-K filed on February 19, 2008.  Subsequent to the merger transaction, the Board of Directors of Bio-Path Holdings, Inc. (the “Registrant”) determined that it was in the best interests of the Registrant to appoint the accounting firm of Bio-Path, Inc., as the independent registered public accounting firm of the Registrant in place of the Registrant’s previous accounting firm

(a)             Effective March 3, 2008, Spector & Wong, LLP   (“Spector & Wong”) was notified that it was no longer the independent registered public accounting firm of the Registrant.

The reports of Spector & Wong on the financial statements of the Registrant as of and for the years ended June 30, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph expressing substantial doubt about the Registrants ability to continue as a going concern.

During the years ended June 30, 2007 and 2006 and through March 3, 2008, there were no disagreements with Spector & Wong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Spector & Wong, would have caused Spector & Wong to make a reference to the subject matter of the disagreement in its reports on the Registrant’s financial statements for such periods.

There were no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)) during the years ended June 30, 2007 and 2006 or the subsequent interim period through March 3, 2008.

The Registrant has requested that Spector & Wong furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated March 6, 2008 is filed herewith as Exhibit 16.

(b)             On February 21, 2008, upon the authorization and approval of the full Board of Directors acting as the audit committee of the Registrant, the Registrant appointed the accounting firm of Mantyla McReynolds, LLC (“Mantyla”) as the Company’s independent registered public accounting firm.  No consultations occurred between the Registrant and Mantyla during the years ended June 30, 2007 and 2006 and through February 21, 2008 regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Registrant’s financial statements, or other information provided that was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) of Regulation S-B.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 21, 2008, the Registrant’s Board of Directors adopted a resolution increasing the size of the Board of Directors from three members to five members.  The Board of Directors also adopted Resolutions appointing the following individuals to fill the vacancies created by the increase in the size of the Board of Directors:

Dr. Ulrich Mueller; and
Dr. Gillian Ivers-Read.

Background information concerning the Registrant’s new directors is as follows:

Dr. Ulrich Mueller. Dr. Mueller is currently Vice President, Industry Relations & Technology Licensing at the Fred Hutchinson Cancer Institute.  Dr. Mueller was formerly M. D. Anderson licensing director and scientific examiner.  In this capacity he was heavily involved over the last six years evaluating new technology and developing IP for it and working closely with big pharma and academic institutions on licensing deals.   Dr. Mueller is a biochemist/molecular biologist with extensive experience in preclinical/clinical therapeutic development.  Dr. Mueller received his PhD. from Baylor College of Medicine in cell and molecular biology, a Masters Degree in biology from Texas A&M and his undergraduate degree in microbiology from New Mexico State.

Dr. Gillian Ivers-Read.  Dr. Ivers-Read is and has been since April 2002, Executive Vice President, Development Operations of Pharmion Corp., a publicly held biotech company.  From 1996 to 2001, Dr. Ivers-Read held various regulatory positions with Hoechst Marion Roussel and its successor Aventis Pharmaceuticals, Inc., where she most recently held the position of Vice President, Global Regulatory Affairs. From 1994 to 1996, Dr. Ivers-Read was Vice President, Development and Regulatory Affairs for Argus Pharmaceuticals and from 1984 to 1994 she served as a regulatory affairs director for Marion Merrell Dow.

Item 9.01 Financial Statements and Exhibits

 Exhibits

Exhibit Number	Description

16	Letter From Spector & Wong LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 6, 2008	BIO-PATH HOLDINGS INC.

By: /s/ Peter Nielsen
Chief Executive Officer